                   As filed with the Securities and Exchange
                          Commission on July 19, 2000

                                                   REGISTRATION NO. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                             SAP AKTIENGESELLSCHAFT
             SYSTEME, ANWENDUNGEN, PRODUKTE IN DER DATENVERARBEITUNG (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

  FEDERAL REPUBLIC OF GERMANY                           INAPPLICABLE
(State or other jurisdiction of            (I.R.S. employer identification no.)
 incorporation or organization)

                                Neurottstrasse 16
                                 69190 Walldorf
                           Federal Republic of Germany
   (Address, including zip code, of registrant's principal executive offices)

                              --------------------

             SAP America, Inc. 401(k) Profit Sharing Plan and Trust
                            (Full title of the plan)

                              --------------------

               Corporation Trust Company Corporation Trust Center
                               1209 Orange Street
                        Wilmington, DE 19801 302-658-7581
                (Name and address including telephone number and
                        area code, of agent for service)

                                   Copies to:
                              Michael Pillion, Esq.
                 Morgan, Lewis & Bockius LLP 1701 Market Street
                   Philadelphia, PA 19103-2921 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE

                                                       Proposed Maximum
Title of Securities             Amount to be            Offering Price             Proposed Maximum                Amount of
to be Registered(1)          Registered (2)(3)           per Share(4)           Aggregate Offering Price(4)   Registration Fee(5)
-------------------          -----------------         ----------------         ---------------------------   -------------------
Non-Voting Preference            250,000                  $192.03                   $48,007,500                    $12,674
Shares without
nominal value

(1) In addition, pursuant to Rule 416(c) promulgated under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the SAP America, Inc. 401(k) Profit Sharing Plan and Trust (the "401(k) Plan"). Pursuant to Rule 457(h)(2) under the Securities Act of 1933, as amended, no registration fee is required with respect to such interests in the 401(k) Plan.

(2) American Depositary Shares (the "ADSs"), each representing one-fourth of one non-voting preference share, without nominal value (the "Preference Shares"), of SAP Aktiengesellschaft Systeme, Anwendungen, Produkte in der Datenverarbeitung (the "Company"), issuable upon deposit of the Preference Shares, have been registered on (x) a separate Registration Statement on Form F-6, as amended on June 26, 1998 by Post-Effective Amendment No. 1 (Registration No. 333-9016) and (y) a separate Registration Statement on Form F-6 (Registration No. 333-12180).

(3) In accordance with Rule 416(a), this Registration Statement also relates to an indeterminate number of Preference Shares that may be issued, without the receipt of consideration, upon the occurrence of certain events, including stock splits, stock dividends or similar transactions, specified in the 401(k) Plan.

(4) Estimated pursuant to paragraphs (c) and (h)(1) of Rule 457 of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices for the Preference Shares on June 12, 2000, and based on a currency translation of Euro 0.9401 per $1.00, the noon buying rate in New York city for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate") for July 12, 2000.

(5) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as follows: proposed maximum aggregate offering price multiplied by
 .000264.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.*/

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*/

*/   Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended
(the "Securities Act"), documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to each person who participates in the 401(k) Plan. Such documents and the documents incorporated by reference in this Registration Statement on Form S-8 pursuant to
Item 3 of Part II hereof, taken together, constitute the Section 10(a) prospectus.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by SAP Aktiengesellschaft Systeme, Anwendungen, Produkte in der Datenverarbeitung, a German stock corporation (the "Company"), with the U.S. Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement and made a part hereof:

     (a) The Company's Annual Report on Form 20-F, filed with the Commission on April 7, 2000, as amended by Form 20-F/A, filed with the Commission on June 23, 2000, which contains audited financial statements for the year ended December 31, 1999;

     (b) The Company's Reports of Foreign Private Issuer on Form 6-K, filed with the Commission on January 12, 2000, January 24, 2000, January 26, 2000, March 15, 2000, April 18, 2000, April 20, 2000, April 27, 2000, and May 11,
     2000; and

     (c) The description of the Preference Shares contained in the Company's Registration Statement on Form 20-F, filed with the Commission on June 28, 1998, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or filed with the Commission by the 401(k) Plan pursuant to Section 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     The Preference Shares are registered pursuant to Section 12(b) of the Exchange Act and, therefore, the description of securities is omitted.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company has undertaken to indemnify its directors and officers, to the extent permitted by applicable law, against certain liabilities, including liabilities under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

The following is a list of exhibits filed as part of this Registration
Statement:


Exhibit
Number       Exhibit
------       -------
4.1          Amended and Restated Deposit Agreement among the Company, The
             Bank of New York, as Depositary, and all owners and holders from time to time of American Depositary Receipts issued
             thereunder, including the form of American Depositary Receipts. (1)

4.2          Non-Standardized Safe Harbor Adoption Agreement.

4.3          Prototype 401(K) Savings Plan.

4.4          SAP America, Inc. 401(K) Profit Sharing Plan & Trust Amendment
             97-1

4.5          SAP America, Inc. 401(K) Profit Sharing Plan & Trust Amendment 99-1

4.6          Articles of Association (Satzung) as amended to date (2)

5.1          Internal Revenue Service Determination Letter

23.1         Consent of ARTHUR ANDERSEN Wirtschaftsprufungsgesellschaft
             Steuerberatungsgesellschaft mbH.

24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

----------
(1) Incorporated by reference to Exhibit 4.1 of the Company's Form 20-F/A, filed with the Commission on June 23, 2000.


(2) Incorporated by reference to Exhibit 3.1 of the Company's Form 20-F, filed with the Commission on April 7, 2000.


ITEM 9. UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effectiveamendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Walldorf, Germany, on July 19, 2000.

     SAP AKTIENGESELLSCHAFT
     SYSTEME, ANWENDUNGEN, PRODUKTE IN DER DATENVERARBEITUNG




     By:  /s/ Henning Kagermann
        ------------------------------
     Name: Prof. Dr. Henning Kagermann
     Title: Co-Chairman and CEO

     By:  /s/ Dieter Matheis
        ------------------------------
     Name: Dieter Matheis
     Title: CFO

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Henning Kagermann, Dieter Matheis and Michael Junge, and each of them (with full power in each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all subsequent registration statements pursuant to Instruction E of Form S-8 under the U.S. Securities Act of 1933, as amended, and any or all amendments (including post-effective amendments) to this Registration Statement or any such subsequent registration statement, and to file such subsequent registration statements and such amendments, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                          Titles                                                       Dates
----------                          ------                                                       -----
/s/ Hasso Plattner                  Co-Speaker of the Executive Board                            July 19, 2000
------------------                  (Co-Principal Executive Officer)
Prof. Dr. h.c. Hasso Plattner


/s/ Henning Kagermann               Co-Speaker of the Executive Board                            July 19, 2000
---------------------               (Co-Principal Executive Officer)
Prof. Dr. Henning Kagermann

/s/ Peter Zencke                    Member of the Executive Board                                July 19, 2000
----------------
Dr. Peter Zencke


/s/ Claus Heinrich                  Member of the Executive Board                                July 19, 2000
------------------
Dr. Claus Heinrich

Signatures                          Titles                                                       Dates
----------                          ------                                                       -----
/s/ Gerhard Oswald                  Member of the Executive Board                                July 19, 2000
------------------
Gerhard Oswald


/s/ Dieter Matheis                  Principal Accounting Officer                                 July 19, 2000
------------------
Dieter Matheis


/s/ Wolfgang Kemna                  Authorized Representative in the United States               July 19, 2000
------------------
Wolfgang Kemna

                                    THE PLAN

     Pursuant to the requirements of the Securities Act of 1933, as amended, the plan administrator has duly caused this Registration Statement to be signed on the 401(k) Plan's behalf by the undersigned, thereunto duly authorized, in the City of Newtown Square, State of Pennsylvania, on July 19, 2000.


                        SAP AMERICA, INC. 401(k) PROFIT SHARING PLAN AND TRUST


                        By: /s/ James Devine
                            __________________________________________________
                            James Devine, As Plan Administrator

                                INDEX TO EXHIBITS

The following is a list of exhibits filed as part of this Registration
Statement:


Exhibit
Number       Exhibit
------       -------
4.1          Amended and Restated Deposit Agreement among the Company, The
             Bank of New York, as Depositary, and all owners and holders from time to time of American Depositary Receipts issued
             thereunder, including the form of American Depositary Receipts. (1)

4.2          Non-Standardized Safe Harbor Adoption Agreement

4.3          Prototype 401(k) Savings Plan

4.4          SAP America, Inc. 401(k) Profit Sharing Plan & Trust
             Amendment 97-1

4.5          SAP America, Inc. 401(k) Profit Sharing Plan & Trust
             Amendment 99-1


4.6          Articles of Association (Satzung) as amended to date (2)

5.1          Internal Revenue Service Determination Letter

23.1         Consent of ARTHUR ANDERSEN Wirtschaftsprufungsgesellschaft
             Steuerberatungsgesellschaft mbH.

24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

----------

(1) Incorporated by reference to Exhibit 4.1 of the Company's Form 20-F/A, filed with the Commission on June 23, 2000.

(2) Incorporated by reference to Exhibit 3.1 of the Company's Form 20-F, filed with the Commission on April 7, 2000.